EXHIBIT 19
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               ASSIGNMENT AND PLEDGE OF ACCOUNT AND ACCOUNT ASSETS

         ASSIGNMENT AND PLEDGE OF ACCOUNT AND ACCOUNT ASSETS (this "ASSIGNMENT") is executed as of June 19, 2000, by the MICHAEL ARISON CONTINUED TRUST (the "ASSIGNOR"), in favor of CITIBANK, N.A., a national banking association, as collateral agent (in such capacity, the "AGENT") for and representative of CITICORP USA, INC., a Delaware corporation (the "LENDER").

                                WITNESSETH THAT:
                                ----------------

         WHEREAS, the Assignor has opened and is the sole account party with respect to certain investor advisory account (no. 595723) maintained with Citibank, N.A. (the "ACCOUNT"); and

         WHEREAS, there have been credited to the Account certain securities consisting of those issued and outstanding shares of the common stock of Carnival Corporation, a corporation organized under the laws of the Republic of Panama (the "ISSUER"), which are more particularly described on the attached Exhibit A (the "ACCOUNT SECURITIES"); and

         WHEREAS, pursuant to that certain line of credit letter agreement dated June 19, 2000 (as such agreement may be amended, modified, supplemented or restated from time to time in the manner contemplated therein, the "LETTER AGREEMENT") between the Mainland International Limited, a Jamaican corporation (the "BORROWER"), and the Lender, the Lender is making an uncommitted line of credit available to the Borrower in a principal amount not to exceed US$20,000,000.00 at any time outstanding (the "LINE OF CREDIT"), with advances thereunder being evidenced by a Credit Line Note dated the date of this Assignment (the "NOTE," each initially capitalized term used but not defined herein having the meaning specified in Schedule A to the Note); and

         WHEREAS, the Lender has required as a condition, among others, to making the Line of Credit available to the Borrower that the Assignor secure the prompt and complete payment, observance and performance of its obligations under the Guaranty by executing and delivering this Assignment to the Agent (for the benefit of the Lender).

         NOW, THEREFORE, in consideration of the foregoing and of any financial accommodations or extensions of credit heretofore, now or hereafter made available by the Lender to or for the benefit of the Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor agrees as follows:

         1. GRANT OF SECURITY INTEREST. As security for the prompt and complete payment, observance and performance of its obligations under the Guaranty (hereinafter collectively referred to as the "LIABILITIES"), the Assignor hereby collaterally assigns to the Agent, pledges to the Agent, and grants the Agent (in each case, for the benefit of the Lender), a continuing security interest in all of the right, title and interest of the Assignor in, to and under (i) the Account and each custody account, sub-custody

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account, investor advisory account, safekeeping account or other account
(whether immediate or remote) representing or evidencing a renewal or replacement of, or substitution for, the Account (each such custody, sub-custody, investor advisory, safekeeping or other account being a "REPLACEMENT ACCOUNT"), (ii) all cash, money, free credit balances, participation interests, securities (including, without limitation, the Account Securities), shares of beneficial interest, stocks, bonds, notes, instruments, documents, certificates and other assets from time to time held in, credited to or otherwise on deposit in the Account or any Replacement Account (collectively, the "ACCOUNT ASSETS," all of which shall be considered "financial assets" as defined in the UCC), and (iii) all interest, earnings, income, dividends, profits, proceeds or substitutions with respect to the Account, each Replacement Account or any of the Account Assets (all of the types or items of property described in the foregoing clauses (i), (ii) and (iii) being hereinafter collectively referred to as the "COLLATERAL"); PROVIDED, HOWEVER, that the Collateral shall NOT include, and the Agent, on behalf of the Lender, expressly disclaims any interest in, any right, title or interest of the Assignor in any securities issued by Citigroup, Inc. (or by any other Affiliate of the Lender) or in any proceeds of any such securities.

         2. PERFECTION OF SECURITY INTEREST. The Assignor agrees to execute and deliver to the Agent, for the benefit of the Lender, such financing statements as the Agent may reasonably request with respect to the Collateral, and to take such other steps as the Agent may reasonably request to perfect the Lender's security interest in the Collateral under applicable law, including, with respect to any portion of the Collateral which may constitute "investment property" (as defined in the UCC) causing the Lender's security interest in such Collateral to be perfected by "control" (as defined in the UCC).

         3. REPRESENTATIONS AND WARRANTIES. The Assignor represents and warrants to the Agent, for the benefit of the Lender, as follows (which representations and warranties shall be deemed to be repeated on the date of each advance made under the Note):

                  (a) The Assignor is the sole legal and beneficial owner of the Collateral and the Collateral is free and clear of any Lien, except such as may exist in favor of the Agent, for the benefit of the Lender, arising pursuant to this Assignment;

                  (b) There are no restrictions on the transfer of any of the Account Assets except as provided by any law applicable to the sale of securities generally;

                  (c) All of the equity securities included within the Account Assets consist of common stock of the Issuer, and with respect thereto:

                           (i) Such securities are evidenced or otherwise embodied by physical certificates which have been registered to the Assignor for more than two (2) years, each of which certificates has been deposited to the Account;


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                           (ii)     the Assignor has the right, subject to the
         provisions of this Assignment and the Note, (A) to vote such securities, and (B) to pledge and grant a security interest in such securities free of any Lien;

                           (iii) such securities have been duly authorized and are fully paid and non-assessable;

                           (iv) there are no restrictions on the sale of such securities by the Lender (whether pursuant to securities laws or regulations or shareholder, lock-up or other similar agreements) except as may be reflected on the face of any certificate evidencing such securities; and

                           (v) such securities are fully marketable by the Agent, as pledgee, without regard to any holding period, manner of sale, volume limitation, public information or notice requirements.

         4. COVENANTS. (a) So long as any of the Liabilities remain outstanding and unpaid, the Assignor agrees that the Assignor will not, without obtaining the prior written consent of the Agent, acting on behalf of the Lender (which consent shall not be unreasonably withheld or delayed) (i) permit any of the Account Assets to include equity securities other than common stock of the Issuer, (ii) create or permit the existence of any Lien, upon or with respect to any of the Collateral, other than pursuant to this Assignment, (iii) withdraw, or seek to withdraw, funds from the Account or any Replacement Account, (iv) demand possession of, receive or otherwise take delivery of, any or all of the Account Assets, (v) close, or seek to close, the Account or any Replacement Account; or (vi) transfer the Account or any Replacement Account, any of the Account Assets, or any of the other Collateral, into the name of any person other than the Lender; PROVIDED, HOWEVER, that nothing contained in this paragraph shall be deemed to prohibit or restrict the Assignor from withdrawing from the Account (or from any Replacement Account) selected Account Assets and other Collateral to the extent that, concurrently therewith, the same are replaced with sufficient Additional Collateral as may be necessary to cause the Borrowing Base to at least equal the aggregate of the Line Debt and the Letter of Credit Obligations.

                  (b) At the time of each advance made under the Note, the following shall be true and correct:

                           (i) the price of each share of the common stock of the Issuer exceeds Ten Dollars ($10.00);

                           (ii) the market capitalization of the Issuer is not less than $10 billion; and

                           (iii) the price of each share of the common stock of the Issuer, multiplied by the average daily trading volume of the stock over the preceding six months, multiplied by three, exceeds the unpaid principal balance of the indebtedness evidenced by the Note.


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

         5. DEFAULT. It shall be a default hereunder ("DEFAULT") if there shall occur an Event of Default under the Note or any Other Note or if the Assignor shall breach any covenant or condition contained in this Agreement.

         6. REMEDIES. Upon the occurrence and during the continuance of a Default and for so long thereafter as any of the Liabilities remain outstanding and unpaid, the Agent, acting on behalf of the Lender, shall have sole dominion and exclusive control over the Account, each Replacement Account, the Account Assets and the other Collateral. In addition, the Agent, acting on behalf of the Lender, shall have all of the rights and remedies with respect to the Collateral which are available to a secured party against a debtor in default under the UCC. Unless any of the Collateral threatens to decline speedily in value or is or becomes a type sold on a recognized market, the Agent will give the Assignor reasonable prior written notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, any requirement of reasonable notice shall be met if ten (10) Business Days' prior written notice of such sale or disposition is provided to the Assignor. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Agent, acting on behalf of the Lender may, in its own name or in the name of a designee or nominee, buy all or any part of the Collateral at any public sale and, if permitted by applicable law, buy all or any part of the Collateral at any private sale. The Assignor will pay to the Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incident to, (i) the custody or preservation of, or the sale or collection of or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Lender under this Assignment, or (iii) the failure by the Assignor to perform or observe any provision of this Assignment.

         7. AGENT APPOINTED ATTORNEY-IN-FACT FOR ASSIGNOR. In furtherance of the Agent's rights and remedies under this Assignment, the Assignor hereby irrevocably constitutes and appoints the Agent, and each of its officers, as the attorney-in-fact of the Assignor, with full power of substitution and transfer, from time to time in the Agent's discretion following Default, (i) to sell or otherwise liquidate any of the Account Assets, (ii) to withdraw funds from the Account or from any Replacement Account, (iii) to demand possession of, receive or otherwise take delivery of, any or all of the Account Assets, and/or (iv) to transfer the Account or any Replacement Account, any Account Assets, or any of the other Collateral, into the name of the Agent, for the benefit of the Lender. The power of attorney created under this paragraph, being coupled with an interest, shall be irrevocable so long as any of the Liabilities shall remain outstanding and unpaid.

         8. AMENDMENTS; ETC. No amendment or waiver of any of the provisions of this Assignment and no consent to any departure by the Assignor herefrom shall in any event be effective unless the same shall be in writing and signed by the


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Agent, on behalf of the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9. NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be transmitted in the manner set forth in paragraph 17 of the Note and if to the Agent, to it at the Lender's Address, and if to the Assignor, to it at the notice address set forth adjacent to the Assignor's signature below.

         10. CONTINUING SECURITY INTEREST. This Assignment shall create a continuing security interest in the Collateral and (i) shall remain in full force and effect until cancellation by the Borrower of the Line of Credit at a time when there are no Liabilities outstanding and unpaid, (ii) be binding upon the Assignor and the Assignor's legal representatives, successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Agent and its successors, transferees and assigns. Upon cancellation by the Borrower of the Line of Credit at a time when there are no Liabilities outstanding and unpaid, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Assignor. Upon termination of the security interest granted hereby, the Agent will, at the Assignor's expense, execute and deliver to the Assignor such documents as the Assignor shall reasonably request to evidence such termination.

         11. APPLICABLE LAW. This Assignment shall be governed by, and construed and enforced in all respects in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to its conflicts of laws principles or rules. Whenever possible, each provision of this Assignment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment.

         12. COUNTERPARTS. This Assignment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

         13. ENTIRE AGREEMENT. This Assignment constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, whether express or implied, oral or written.

         14. CONSENT TO JURISDICTION; WAIVER OF VENUE OBJECTION; SERVICE OF PROCESS. WITHOUT LIMITING THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE ASSIGNOR OR AGAINST PROPERTY OF THE ASSIGNOR ARISING OUT OF OR RELATING TO THIS ASSIGNMENT (AN "ACTION") IN THE COURTS OF OTHER JURISDICTIONS, THE ASSIGNOR HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR ANY FEDERAL COURT SITTING IN NEW YORK CITY,


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AND THE ASSIGNOR HEREBY IRREVOCABLY AGREES THAT ANY ACTION MAY BE HEARD AND
DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. THE ASSIGNOR HEREBY IRREVOCABLY WAIVES AND DISCLAIMS, TO THE FULLEST EXTENT THAT THE ASSIGNOR MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH THE ASSIGNOR MAY NOW OR HEREAFTER HAVE TO THE MAINTENANCE OF ANY ACTION IN ANY JURISDICTION. THE ASSIGNOR HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY JURISDICTION MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID) TO THE NOTICE ADDRESS FOR THE ASSIGNOR SPECIFIED BELOW OR BY HAND DELIVERY TO A PERSON OF SUITABLE AGE AND DISCRETION AT SUCH ADDRESS. SUCH SERVICE WILL BE COMPLETE ON THE THIRD BUSINESS DAY AFTER THE DATE SUCH PROCESS IS DELIVERED OR DELIVERY IS REFUSED, AND THE ASSIGNOR WILL HAVE THIRTY DAYS FROM SUCH COMPLETION OF SERVICE IN WHICH TO RESPOND IN THE MANNER PROVIDED BY LAW. THE ASSIGNOR MAY ALSO BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW, IN WHICH EVENT THE ASSIGNOR'S TIME TO RESPOND SHALL BE THE TIME PROVIDED BY LAW.

         15. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE ASSIGNOR HEREBY IRREVOCABLY WAIVES AND DISCLAIMS ALL RIGHT TO TRIAL BY JURY (WHICH THE LENDER ALSO IRREVOCABLY WAIVES AND DISCLAIMS) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS ASSIGNMENT.

         IN WITNESS WHEREOF, the Assignor has executed this Assignment as of the date first above written.

                                   MICHAEL ARISON CONTINUED TRUST

                                   By:  TAF Management Company, as
                                        Successor Trustee under Declaration of
                                        Continued Trust for Michael Arison,
                                        dated December 26, 1991, as amended
                                        by Order, dated December 21, 1992.

                                        By:     /s/ Denison H. Hatch, Jr.
                                                --------------------------------
                                        Name:   Denison H. Hatch, Jr.
                                                --------------------------------
                                        Title:  Vice President
                                                --------------------------------


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Notice Address

         Morris, Nichols, Arsht & Tunnell
         1201 North Market Street
         P.O. Box 1347
         Wilmington, Delaware  19899-1347
         Attention:  Denison H. Hatch, Jr., Esq.

With a copy to:

         Mr. Henry Eckstein
         55 NE 34th Street, Suite 201
         Miami, Florida 33137

and to:

         Holland & Knight LLP
         701 Brickell Avenue
         Suite 3000
         Miami, Florida 33131
         Attention:  William R. Bloom, Esq.

and to:

         Paul, Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, New York  10019-6064
         Attention:  Eric Goodison, Esq.




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                                    EXHIBIT A
                                    ---------

         CERTIFICATE NO.                        NO. OF SHARES
         ---------------                        -------------

         CC 0142                                  2,000,000

         CC 5614                                    100,000





                                       A-1